UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K

___________

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2020

STERLING CONSOLIDATED CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-183246	45-1840913
(Commission File Number)	(IRS Employer Identification No.)

1105 Green Grove Road, Neptune, NJ	07753
(Address of Principal Executive Offices)	(Zip Code)

732-918-0004

(Registrant’s telephone number, including area code):

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement

PPP Note

On April 21, 2020, Sterling Seal & Supply, Inc. (“Sterling Seal”), a wholly owned subsidiary of Sterling Consolidated Corp. (the “Company”), received loan proceeds in the amount of approximately $326,100 under the Paycheck Protection Program (the “PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act of 2020 (the “CARES Act”) and administered by the U.S. Small Business Administration (the “SBA”), provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The unsecured loan (the “PPP Loan”) is evidenced by a promissory note (the “PPP Note”) issued by Sterling Seal, dated April 21, 2020, in the principal amount of $326,100 with TrustBank (the “Lender”),

Under the terms of the PPP Note and the PPP, interest accrues on the outstanding principal at the rate of 1.0% per annum with a deferral of payments for the first six months. The term of the PPP Note is two years, though it may be payable sooner in connection with an event of default under the PPP Note. To the extent the amount of the PPP Loan is not forgiven under the PPP, Sterling Seal will be obligated to make equal monthly payments of principal and interest beginning after a six-month deferral period provided in the PPP Note and through April 21, 2022.

The CARES Act and the PPP provide a mechanism for forgiveness of up to the full amount borrowed. Under the PPP, Sterling Seal may apply for forgiveness for all or a part of the PPP Loan. The amount of PPP Loan proceeds eligible for forgiveness is based on a formula that takes into account a number of factors, including: (i) the amount of PPP Loan proceeds that are used by Sterling Seal during the eight-week period after the PPP Loan origination date for certain specified purposes including payroll costs, interest on certain mortgage obligations, rent payments on certain leases, and certain qualified utility payments, provided that at least 75% of the PPP Loan amount is used for eligible payroll costs; (ii) Sterling Seal maintaining or rehiring employees, and maintaining salaries at certain levels; and (iii) other factors established by the SBA. Subject to the other requirements and limitations on PPP Loan forgiveness, only that portion of the PPP Loan proceeds spent on payroll and other eligible costs during the covered eight-week period will qualify for forgiveness. Although Sterling Seal currently intends to use the entire amount of the PPP Loan for qualifying expenses, no assurance is provided that the Company will obtain forgiveness of the PPP Loan in whole or in part.

The PPP Note may be prepaid in part or in full, at any time, without penalty. The PPP Note provides for certain customary events of default, including Sterling Seal’s: (i) failure to make a payment when due under the PPP Note; (ii) breach of the terms of the PPP Note; (iii) default on any other loan with the Lender; (iv) filing of a bankruptcy petition by or against Sterling Seal; (v) reorganization merger, consolidation or other change in ownership or business structure without the Lender’s prior written consent; (vi) adverse change in financial condition or business operation that the Lender believes may affect Sterling Seal’s ability to pay the PPP Note; and (vii) default on any loan or agreement with another creditor, if the Lender believes the default may materially affect Sterling Seal’s ability to pay the PPP Note. Upon the occurrence of an event of default, the Lender has customary remedies and may, among other things, require immediate payment of all amounts owed under the PPP Note, collect all amounts owing from Sterling Seal, and file suit and obtain judgment against Sterling Seal. The foregoing description of the PPP Note does not purport to be complete is qualified in its entirety by reference to the full text of the PPP Note, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

EIDL Note

Additionally, on May 28, 2020, the Company received $150,000 in loan funding from the SBA under the Economic Injury Disaster Loan (“EIDL”) program administered by the SBA, which program was expanded pursuant to the CARES Act. The EIDL is evidenced by a promissory note, dated May 28, 2020 (the “EIDL Note”) in the original principal amount of $150,000 with the SBA, the lender.

Under the terms of the EIDL Note, interest accrues on the outstanding principal at the rate of 3.75% per annum. The term of the EIDL Note is 30 years, though it may be payable sooner upon an event of default under the EIDL Note. Under the EIDL Note, the Company will be obligated to make equal monthly payments of principal and interest beginning on May 28, 2021 through the maturity date of May 28, 2051. The EIDL Note may be prepaid in part or in full, at any time, without penalty.

The EIDL Note provides for certain customary events of default, including: (i) a failure to comply with any provision of the EIDL Note, the related Loan Authorization and Agreement, or other EIDL loan documents; (ii) a default on any other SBA loan; (iii) a sale or transfer of, or failure to preserve or account to SBA’s satisfaction for, any of the collateral or its proceeds; (iv) a failure of the Company or anyone acting on its behalf to disclose any material fact to SBA; (v) the making of a materially false or misleading representation to SBA by the Company or anyone acting on their behalf; (vi) a default on any loan or agreement with another creditor, if SBA believes the default may materially affect the Company’s ability to pay the EIDL Note; (vii) a failure to pay any taxes when due; (viii) if the Company becomes the subject of a proceeding under any bankruptcy or insolvency law; (ix) if a receiver or liquidator is appointed for any part of the Company’s business or property; (x) the making of an assignment for the benefit of creditors; (xi) has any adverse change in financial condition or business operation that SBA believes may materially affect the Company’s ability to pay the EIDL Note; (xii) effects any reorganization, merger, consolidation, or other transaction changing ownership or business structure without SBA’s prior written consent; or (xiii) becomes the subject of a civil or criminal action that SBA believes may materially affect the Company’s ability to pay the EIDL Note.

Upon the occurrence of an event of default, the SBA has customary remedies and may, among other things: (i) require immediate payment of all amounts owed under the EIDL Note; (ii) collect all amounts owing from the Company; (iii) file suit and obtain judgment against the Company; (iv) take possession of any collateral; or (v) sell, lease, or otherwise dispose of, any collateral at public or private sale, with or without advertisement.

The foregoing description of the EIDL Note does not purport to be complete is qualified in its entirety by reference to the full text of the EIDL Note, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements as to the Company's beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the anticipated impact of the COVID-19 outbreak on travel and physical locations and the anticipated impact of such outbreak on our results of operations. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks and uncertainties include, but are not limited to, the effects of the COVID-19 outbreak, including levels of consumer, business and economic confidence generally, the duration of the COVID-19 outbreak and severity of such outbreak, the pace of recovery following the COVID-19 outbreak, the effect on our supply chain and our ability to implement cost containment and business recovery strategies. Except as required by law, the Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Promissory Note, dated April 21, 2020, issued by Sterling Seal & Supply, Inc. in favor of TrustBank.
10.2	Promissory Note, dated May 28, 2020, issued by the registrant in favor of the U.S. Small Business Administration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING CONSOLIDATED CORP.

Dated: July 9, 2020	/s/ Darren DeRosa
Darren DeRosa
Chief Executive Officer, Chief Financial Officer & President